Calculation of Filing Fee Tables
S-3
Luminar Technologies, Inc./DE
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, $0.0001 par value per share	457(o)			$ 50,000,000.00	0.0001476	$ 7,380.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 50,000,000.00		$ 7,380.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,380.00
Offering Note
[1]	The filing fee is calculated and being paid pursuant to Rules 457(o) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price, and relates to the registrant's Registration Statement on Form S-3 (File No. 333-279118) in accordance with Rules 456(b) and 457(r) under the Securities Act.